As filed with the Securities and Exchange Commission on November 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AmpliPhi Biosciences Corporation

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of Principal Executive Offices) (Zip Code)

AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan

(Full title of the plan)

Paul C. Grint, M.D.

Chief Executive Officer

AmpliPhi Biosciences Corporation

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Name and address of agent for service)

(858) 829-0829

(Telephone number, including area code, of agent for service)

Copies to:

Paul C. Grint, M.D. AmpliPhi Biosciences Corporation 3579 Valley Centre Drive, Suite 100 San Diego, California 92130 (858) 829-0829	Thomas A. Coll, Esq. Asa M. Henin, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock issuable under the 2016 Equity Incentive Plan (par value $0.01 per share)	800,000 shares (3)	$0.94	$752,000	$93.62

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the registrant’s Common Stock (“Common Stock”) that become issuable under the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s Common Stock on November 10, 2017, as reported on the NYSE American.

(3)	Represents shares of Common Stock added to the shares authorized for issuance under the registrant’s 2016 Plan pursuant to an amendment to such plan approved by the registrant’s shareholders at the registrant’s 2017 Annual Meeting of Shareholders.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which Registration Statements of the registrant on Form S-8 relating to the same employee benefit plan are effective.

The registrant previously registered shares of its Common Stock for issuance under the 2016 Plan under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June 22, 2016 (File No. 333-212183) and May 1, 2017 (File No. 333-217563). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of the registrant, as amended (incorporated by reference to Exhibit 3.1 to the registrant’s Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.2	Articles of Amendment to Articles of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K, filed on April 24, 2017).

4.3	Amended and Restated Bylaws of the registrant, as amended (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q, filed on November 16, 2015).

4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-8 (File No. 333-217563), filed on May 1, 2017).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K, filed on September 11, 2017).

99.2	Form of Stock Option Grant Notice, Option Agreement and Notice of Exercise under the AmpliPhi Biosciences Corporation 2016 Equity Incentive Plan (incorporated by reference to Exhibit 99.2 to the registrant’s Registration Statement on Form S-8 (File No. 333-212183), filed on June 22, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California on November 14, 2017.

AmpliPhi Biosciences Corporation
By:	/s/ Paul C. Grint
Paul C. Grint, M.D.
Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Paul C. Grint, M.D. and Steve R. Martin, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul C. Grint Paul C. Grint, M.D.	Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	November 14, 2017

/s/ Steve R. Martin Steve R. Martin	Chief Financial Officer (Principal Financial and Accounting Officer)	November 14, 2017

/s/ Jeremy Curnock Cook Jeremy Curnock Cook	Chairman of the Board of Directors	November 14, 2017

/s/ Louis Drapeau Louis Drapeau	Member of the Board of Directors	November 14, 2017

/s/ Wendy S. Johnson Wendy S. Johnson	Member of the Board of Directors	November 14, 2017

/s/ Michael S. Perry, Ph.D. Michael S. Perry, Ph.D.	Member of the Board of Directors	November 14, 2017

/s/ Vijay B. Samant Vijay B. Samant	Member of the Board of Directors	November 14, 2017